                                                                 EXHIBIT 10.2.21


                       RETIREMENT AGREEMENT, COVENANT NOT
                             TO COMPETE AND RELEASE

         This RETIREMENT AGREEMENT, COVENANT NOT TO COMPETE AND RELEASE ("Agreement") is entered into by and between FREDERICK M. SCHUNTER ("Schunter"), INLAND NORTHWEST BANK ("INB") and NORTHWEST BANCORPORATION, INC., collectively referred to as the "Parties".

                                    RECITALS
                                    --------

         A. Schunter is presently the Chief Executive Officer and President of INB and Northwest Bancorporation.

         B. The Parties have agreed that Schunter will retire from his positions as Chief Executive Officer and President of INB and Northwest Bancorporation effective July 1, 2001. This Agreement will terminate the Employment Agreement entered into by Schunter and INB on January 1, 1994, except as provided in Section B of this Agreement.

         C. The Parties enter into this Settlement Agreement, Covenant Not To Compete and Release upon the terms and conditions set forth herein in order to settle fully all employment related issues regarding Schunter's employment with INB and Northwest Bancorporation.

                                    AGREEMENT
                                    ---------

         In consideration of the payments, mutual covenants contained herein, other good and valuable consideration, and in full and complete settlement of the employment relationship between Schunter, INB and Northwest Bancorporation, the Parties agree as follows:

         A.       Settlement Terms:
                  -----------------

The Parties have agreed on the following settlement terms:

                  1. Schunter will continue to receive current compensation of any type set for him for the fiscal year 2001and the full benefits described in the Employment Agreement dated January 1, 1994, including expense reimbursement, through December 31, 2001. See Exhibit A attached hereto. Schunter may elect to defer any such compensation received subsequent to June 30, 2001, until calendar years 2002 and/or 2003, by written notice to INB specifying the payment date(s).

                  2. This Agreement does not effect Schunter's status as a Director of INB and Northwest Bancorporation; he will be paid as an outside Director for Committee and Board meetings


SETTLEMENT AGREEMENT AND RELEASE - 1
beginning January 1, 2002. This Agreement also does not amend or change any provision of the Unfunded Supplemental Executive Retirement Plan for the benefit of Schunter dated October 1, 1991.

                  3. In exchange for the continuation of compensation and benefits, Schunter will be available through December 31, 2001, upon request, to be a resource for shareholder relations, customer introductions, business development and other projects and transition related activities.

                  4. As of July 1, 2001, Schunter will not have an office within INB facilities. Schunter will be provided a $600 per month lease/rent allowance until December 31, 2001, for office space in the downtown Spokane area for transition related activities and the pursuit of personal interests.

                  5. The Parties recognize Schunter holds certain options for the purchase of shares of common stock of Northwest Bancorporation, Inc., pursuant to various Non-Qualified Stock Option Agreements (the "Option Agreements"). Schunter's interest in the Option Agreements shall not be governed by section 2(e) Termination of Rights, (ii) Termination of Employment Without Cause. INB and Northwest Bancorporation agree to waive the application of
Section 2(e)(ii) (the 90 day clause). Schunter may exercise options for the purchase of shares of common stock vested prior to his termination as an employee on December 31, 2001, during the full exercise period of each option agreement.

         B.       Covenant Not to Compete:
                    ----------------------

         On January 1, 1994, Schunter became subject to a Covenant Not To Compete with INB and/or Northwest Bancorporation as part of his Employment Agreement. (See Sections 7, 8 and 9 of that agreement). In consideration of the terms of this Agreement (including the payment of compensation subsequent to June 30, 2001) Schunter agrees that the terms of the Covenant Not to Compete will survive the termination of the Employment Agreement and apply for a period commencing January 1, 2002, through and including December 31, 2003. The Covenant Not to Compete shall apply only within a 100 mile radius of Spokane, Washington.

         Further, Schunter agrees that he holds in a fiduciary capacity, for the benefit of INB and/or Northwest Bancorporation, all confidential information, knowledge, or data relating to INB and Northwest Bancorporation or any of its affiliated companies, and their respective businesses, which shall have been obtained by Schunter during his employment with INB and Northwest Bancorporation that shall not have been, or hereafter have become public knowledge. Schunter further agrees that all non-public information compiled by INB and/or Northwest Bancorporation, their affiliates and/or Schunter about business transactions between INB and/or Northwest Bancorporation and its vendors and/or customers is confidential in nature and the existence of transactions and the details of the transactions will not be disclosed by Schunter without having


SETTLEMENT AGREEMENT AND RELEASE - 2
obtained prior written permission by the Chairman, Board of Directors, INB and Northwest Bancorporation.

         C.       Nature of Payment:
                  ------------------

         INB and Northwest Bancorporation make no representations as to the nature of the payments made to Schunter. Schunter acknowledges that INB and Northwest Bancorporation will report the payments to the Internal Revenue Service. If ultimately determined by the Internal Revenue Service that these payments are taxable, Schunter is wholly responsible for the payment of any taxes, penalties or interest determined to be owed by Schunter. Schunter shall indemnify and hold harmless INB and Northwest Bancorporation from any and all such tax liabilities, fines, penalties and costs and attorney fees that may be incurred by INB and Northwest Bancorporation as a result of any action taken by the Internal Revenue Service with respect to these payments.

         D.       Release:
                  --------

         In consideration of the payments, mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Schunter does hereby release INB and Northwest Bancorporation and their officers, directors, agents, employees, successors, assigns, attorneys and representatives, and all persons acting by, through, under or in concert with them, or any of them, from every claim, demand, and cause of action whatsoever, of every kind and nature, whether presently known or unknown, suspected or unsuspected, whether sounding in tort or in contract or under a right conferred by statute or regulation, arising or alleged to have arisen, or which shall arise hereafter from any act or omission which occurred prior to the effective date of this Settlement Agreement and Release. Schunter warrants and represents that he has neither assigned nor transferred any claim released herein or any portion thereof to any person or entity.

         E.       Reliance by Schunter:
                  ---------------------

         Schunter warrants, represents and agrees that he has not relied on the advice of INB and/or Northwest Bancorporation or anyone associated with INB and/or Northwest Bancorporation including, without limitation, the attorneys representing INB and/or Northwest Bancorporation as to the legal, tax, or other consequences of any kind arising out of this Agreement. Schunter further acknowledges and agrees that he consulted or has had the opportunity to consult with legal counsel of his own choice and that no promises have been made to him by INB and/or Northwest Bancorporation, its officers, directors, agents, employees, attorneys or representatives, except those promises expressly set forth in this Agreement. Schunter further represents and agrees that he has entered into this Agreement freely and voluntarily and that this Agreement is not a product of any duress, fraud or coercion.


SETTLEMENT AGREEMENT AND RELEASE - 3

         F.       Last Day of Employment:
                  -----------------------

         Schunter's last day of employment as Chief Executive Officer and President with INB and Northwest Bancorporation, Inc. will be June 30, 2001.

         G.       Enforceability:
                  ---------------

         In the event of a dispute between the Parties hereto with respect to the validity, interpretation, or enforcement of this Agreement, it shall be construed and interpreted in accordance with the laws of the State of Washington.

         H.       Entire Agreement:
                  -----------------

         This Agreement embodies the entire Agreement and understanding between the Parties with respect to the subject matter addressed herein. There are no other agreements, covenants, undertakings, representations or warranties with respect to the subject matter of this Agreement other than those expressly set forth and referred to herein.

         I.       Severability:
                  -------------

         Each term and provision of this Agreement constitutes a separate undertaking, covenant or promise. In the event that any term or provision hereof is determined to be unenforceable, invalid, or illegal in any respect, the remaining terms and provisions shall continue to be enforceable and valid. Moreover, if any term or provision hereof shall, for any reason, be held to be excessively broad as to time, duration, activity, scope or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent permitted by the applicable law of the State of Washington.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate and effective on the date of the latest signature appearing below.


SETTLEMENT AGREEMENT AND RELEASE - 4

 /s/  Frederick M. Schunter
----------------------------------
FREDERICK M. SCHUNTER


State of Washington   )
                      ss
County of  Spokane    )
          -----------

         On this 29 day of June, 2001, before me a Notary Public in and for the State of Washington, personally appeared Frederick M. Schunter, a person known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument and acknowledged it to be her free and voluntary act and deed for the uses and purposes mentioned in this instrument.

         In WITNESS WHEREOF, I have hereunto set my hand and official seal this day and year first written above.

                                                             /s/  Carol A. Haid
                           -----------------------------------------------------
                           Notary Public in and for the State of              WA
                                                                ----------------
                           residing at                                   Spokane
                                      ------------------------------------------
                           My appointment expires:                        8/1/03
                                                  ------------------------------



INLAND NORTHWEST BANK
NORTHWEST BANCORPORATION, INC.



/s/ William L. Shelby
----------------------------------
By: WILLIAM L. SHELBY
Chairman, Board of Directors

State of Washington   )
                      ss
County of Spokane     )


SETTLEMENT AGREEMENT AND RELEASE - 5

         On this 29th    day of June, 2001, before me a Notary Public in and
                 -------
for the State of Washington, personally appeared William L. Shelby, Chairman, Board of Directors, a person known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument and acknowledged on behalf of INLAND NORTHWEST BANK, NORTHWEST BANCORPORATION, INC. and acknowledged it to be his free and voluntary act and deed for the uses and purposes mentioned in this instrument.

         In WITNESS WHEREOF, I have hereunto set my hand and official seal this day and year first written above.

                           /s/ Margaret E. Snow
                           -----------------------------------------------------
                           Notary Public in and for the State of Washington
                                                                 ---------------
                           residing at Nine Mile Falls
                                       ----------------------  -----------------
                           My appointment expires: 6/4/02
                                                  ------------------------------




                 -------





SETTLEMENT AGREEMENT AND RELEASE - 6